UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

SPHERION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3536544
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

2050 Spectrum Boulevard, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(954) 308-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

This amendment to the Form 8-K filed on December 4, 2007 is to include the financial statement information required by Item 9.01 of Form 8-K.

On December 3, 2007, Spherion Corporation (“Spherion” or the “Company”) completed the acquisition of 100% of the equity of Technisource, Inc. (“Technisource”) through a merger with a wholly-owned subsidiary of the Company (the “Merger”) in accordance with the terms of an Agreement and Plan of Merger, dated November 14, 2007, by and among the Company and Crystal Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company and IntelliMark Holdings, Inc., a Delaware corporation and parent of Technisource, the principal stockholders of IntelliMark, and Charlesbank Capital Partners, LLC, a Massachusetts limited liability company, solely in its capacity as representative of the principal stockholders of IntelliMark.  IntelliMark Holdings, Inc. operates substantially through one of its wholly owned subsidiaries, Technisource, Inc.  Total consideration paid by the Company was $140.0 million, consisting of $120.0 million in cash from existing available resources and a deferred payment in the amount of $20.0 million.  In the Merger, the Company received $31.0 million of working capital.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

                                                The financial statements of Technisource, Inc. required by Item 9.01(a) of Form 8-K are included in Item 9.01(d) Exhibits.  No procedures constituting an audit, review or compilation have been performed by PricewaterhouseCoopers LLP on the unaudited condensed financial statements of Technisource, Inc. included in exhibit 99.2.

(b) Pro Forma Financial Information

                                                The unaudited pro forma condensed consolidated balance sheet of Spherion as of September 30, 2007 and the unaudited pro forma condensed consolidated statements of operations of Spherion for the nine months ended September 30, 2007 and the fiscal year ended December 30, 2006 required by Item 9.01(b)(1) of Form 8-K are included herein.

(d) Exhibits.

Exhibit Number	Exhibit Name
23.1	Consent of PricewaterhouseCoopers LLP, filed as Exhibit 23.1 attached hereto.
99.1	Audited Consolidated Financial Statements of IntelliMark Holdings, Inc. for the years ended December 30, 2006 and December 31, 2005.
99.2	Unaudited Condensed Consolidated Financial Statements of IntelliMark Holdings, Inc. for the nine-month interim period ended September 29, 2007 and September 30, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION

Date: February 15, 2008	By: /s/ Mark W. Smith
Mark W. Smith
Executive Vice President and Chief Financial Officer

Spherion Corporation

Unaudited Pro Forma Condensed Consolidated Financial Statements

Effective December 3, 2007, Spherion Corporation (“Spherion” or the “Company”) completed the acquisition of Technisource, Inc. (“Technisource”).  The following unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2007 gives effect to the Technisource merger as if it occurred on January 1, 2007, the first day of Spherion’s fiscal year for the nine months ended September 30, 2007.  For the fiscal year ended December 31, 2006 the unaudited pro forma condensed consolidated statement of operations gives effect to this transaction as if it occurred on January 2, 2006, the first day of the Company’s fiscal year for the fiscal year ended December 31, 2006.  The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 gives effect to the Technisource merger as if it occurred on September 30, 2007.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Spherion included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and the Quarterly Report on Form 10-Q for the period ended September 30, 2007, which are incorporated by reference in this Form 8-K/A; and the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.  Additionally, the consolidated financials statements of Technisouce for the year ended December 30, 2006 are included in this Form 8-K/A as exhibit 99.1.

The unaudited pro forma condensed consolidated financial statements reflect adjustments for pro forma events that are (1) directly attributable to the Technisource acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results.  The unaudited pro forma financial statements were prepared using the purchase method of accounting with Spherion treated as the acquiring entity.  Accordingly, the consideration paid by Spherion to complete the acquisition has been allocated preliminarily to the assets and liabilities acquired based upon their estimated fair values as of the date of the acquisition.  In addition, the Company expects to incur non-recurring integration and other charges in the year subsequent to the transaction date of approximately $0.02 per share, which are not reflected in the pro forma information presented.

The allocation of the purchase price to the acquired Technisource assets includes an assigned fair value to identifiable intangible assets.  Provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” establish criteria for determining when intangible assets should be recognized separately from goodwill.  SFAS No. 142, “Goodwill and Other Intangible Assets” also provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather tested for impairment on at least an annual basis.

The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only and are not indicative of what Spherion’s actual results of operations would have been had the acquisition been completed on the dates indicated above.  Further, the unaudited pro forma condensed consolidated financial statements do not reflect one-time costs to fully merge and operate the combined organization more efficiently, or anticipated synergies expected to result from the combination.  You should not rely on the unaudited pro forma condensed consolidated statements of operations as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Spherion will experience.

Spherion Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2007

(In thousands)

Assets	Spherion Historical	Technisource Historical	Pro Forma Adjustments		Pro Forma
Current Assets:
Cash and cash equivalents	$32,077	$229	$(5,500)	b	$26,806
Receivables, less allowance for doubtful accounts	301,180	57,007	—		358,187
Deferred tax asset	10,280	—	3,008	c	13,288
Insurance deposit	18,429	180	—		18,609
Other current assets	21,961	2,104	—		24,065
Total current assets	383,927	59,520	(2,492)		440,955
Property and equipment, net of accumulated depreciation	78,708	4,440	(1,412)	d	81,736
Goodwill	84,196	13,761	45,668	e	143,625
Intangibles assets, net	9,018	9,416	48,674	f	67,108
Deferred tax asset	114,523	—	(8,840)	g	105,683
Insurance deposit	18,199	—	—		18,199
Other assets	23,040	1,482	(924)	h	23,598
	$711,611	$88,619	$80,674		$880,904
Liabilities, Contingently Redeemable Stock and Stockholders' Equity
Current Liabilities:
Accounts payable and other accrued expenses	$73,776	$9,915	$675	i	$84,366
Accrued salaries, wages and payroll taxes	71,650	6,141	—		77,791
Accrued insurance reserves	20,040	—	—		20,040
Accrued income tax payable	927	192	—		1,119
Current portion of long-term debt and other short-term borrowings	1,327	4,300	110,200	j	115,827
Other current liabilities	11,688	5,712	11,694	k	29,094
Total current liabilities	179,408	26,260	122,569		328,237
Long-term debt, net of current portion	2,139	78,331	(58,331)	l	22,139
Accrued insurance reserves	19,077	—	—		19,077
Deferred compensation	17,887	—	—		17,887
Other long-term liabilities	2,981	1,088	(624)	m	3,445
Total liabilities	221,492	105,679	63,614		390,785
Total contingently redeemable stock and stockholders' equity	490,119	(17,060)	17,060	n	490,119
Total liabilities and stockholders' equity	$711,611	$88,619	$80,674		$880,904

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Spherion Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

a)              The purchase price has been calculated as follows:

Consideration	$140,000
Transaction related expenses	675
Lease and severance costs related to business combination	5,134
Total purchase price	$145,809

The total purchase price has been allocated as follows:

Cash and cash equivalents	$229
Accounts receivable	57,007
Insurance deposit	180
Other current assets	2,104
Deferred tax asset	3,008
Total current assets	62,528

Property and equipment	3,028
Goodwill	59,429
Intangible assets	58,090
Other assets	558
Deferred tax asset	(8,840)
Total assets acquired	174,793

Accounts payable and other accrued expenses	9,915
Accrued salaries, wages and payroll taxes	6,141
Accrued income tax payable	192
Other current liabilities	12,272
Total current liabilities assumed	28,520

Other long-term liabilities	464
Total liabilities assumed	28,984

Net assets acquired	$145,809

b)	Reflects funding of the Technisource transaction with $5.5 million of existing Spherion cash, $114.5 million drawn under the credit facility and $20.0 million deferred payment (see notes (j) and (l)).

c)	Adjustment to record current portion of deferred tax assets primarily associated with accrued expenses.

d)	Adjustment to the fair value of property and equipment, primarily computer hardware, software and other items, which are no longer in service following the transaction.

e)	Elimination of existing Technisource goodwill of $13.8 million; plus new goodwill balance of $59.4 million based on the purchase price allocation noted in (a) above.

f)

Elimination of existing Technisource intangible assets of $9.4 million; plus new intangible assets (primarily trade name, customer list and non-competes) of $58.1 million based on the purchase price allocation noted in (a) above. Amortization expense is based on an accelerated method over the estimated useful life of the intangibles assets ranging from 4 to 19 years, except that trade names have an indefinite life and are therefore not amortized.

g)	Adjustment to record long-term portion of deferred tax assets primarily related to net operating loss carryforwards, offset by the deferred tax liability associated with identifiable intangibles.

h)	Elimination of existing Technisource deferred financing costs of $0.9 million.

i)	Adjustment to record the liability for transaction related expenses incurred.

j)	Adjustment to record $114.5 million drawn under the Company’s credit facilities to fund the transaction (as noted in b above), net of repayment of $4.3 million of Technisource debt.

k)

Adjustment to record the liability for payment of excess working capital to sellers of $6.6 million, severance liability of $3.4 million and lease reserve of $1.7 million related to the business combination in accordance with Emerging Issues Task Force (“EITF”) 95-3.

l)

Adjustment to reflect repayment of $78.3 million of Technisource outstanding debt, net of $20.0 million deferred payment due to sellers. Deferred payment has a 15-month term and carries interest at six-month Libor plus 300 basis points.

m)	Elimination of existing Technisource dividend payable of $0.6 million.

n)	Adjustment to reflect elimination of Technisource equity.

Spherion Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Nine months ended September 30, 2007

(In thousands, except per share amounts)

	Nine Months	Nine Months
	Spherion	Technisource	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
Revenues	$1,435,514	$195,643	$—		$1,631,157
Cost of services	1,092,129	143,055	—		1,235,184
Gross profit	343,385	52,588	—		395,973

Selling, general and administrative expenses	312,367	47,679	866	o	360,912
Interest expense	2,591	5,955	(1,783)	p	6,763
Interest income	(3,762)	(4)	2,340	q	(1,426)
Restructuring and other charges (credits)	—	(275)	—		(275)
	311,196	53,355	1,423		365,974

Earnings (loss) from continuing operations before income taxes	32,189	(767)	(1,423)		29,999
Income tax (expense) benefit	(13,069)	(125)	267	r	(12,927)

Earnings (loss) from continuing operations	19,120	(892)	(1,156)		17,072

Earnings per share — Basic and Diluted:
Earnings from continuing operations	$0.34				$0.30

Weighted average shares used in computation of earnings per share:
Basic	56,321				56,321
Diluted	56,978				56,978

The accompany notes are an integral part of these pro forma condensed consolidated financial statements.

Spherion Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Fiscal year ended December 31, 2006

(In thousands, except per share amounts)

	Fiscal Year	Fiscal Year
	Spherion	Technisource	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
Revenues	$1,933,059	$279,278	$—		$2,212,337
Cost of services	1,478,151	209,432	—		1,687,583
Gross profit	454,908	69,846	—		524,754

Selling, general and administrative expenses	422,806	62,094	(490)	o	484,410
Interest expense	1,965	8,264	(1,184)	p	9,045
Interest income	(4,055)	(51)	1,430	q	(2,676)
Restructuring and other charges (credits)	(177)	2,572	—		2,395
	420,539	72,879	(244)		493,174

Earnings (loss) from continuing operations before income taxes	34,369	(3,033)	244		31,580
Income tax (expense) benefit	(11,780)	(281)	708	r	(11,353)

Earnings (loss) from continuing operations	22,589	(3,314)	952		20,227

Earnings per share — Basic and Diluted:
Earnings from continuing operations	$0.39				$0.35

Weighted average shares used in computation of earnings per share:
Basic	57,212				57,212
Diluted	57,784				57,784

The accompany notes are an integral part of these pro forma condensed consolidated financial statements.

Spherion Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

The following adjustments to expenses have been made to reflect fair value adjustments for the nine months ended September 30, 2007 and the fiscal year ended December 31, 2006, respectively (in thousands):

	Nine Months Ended	Fiscal Year Ended
(o) Selling, General & Administrative Expense	September 30, 2007	December 30, 2006
Adjustment to depreciation expense	$(667)	$(853)
Technisource historical amortization expense	(2,344)	(4,806)
Estimated amortization of intangibles	3,877	5,169
Pro forma adjustment	$866	$(490)

(p) Interest Expense
Technisource historical interest expense	$(5,955)	$(8,264)
Estimated interest expense on new financing	4,172	7,080
Pro forma adjustment	$(1,783)	$(1,184)

(q) Interest Income
Estimated interest income adjustment due to use of cash in purchase	$2,340	$1,430
Pro forma adjustment	$2,340	$1,430

(r) Income Tax (Expense) Benefit
Reversal of the current period deferred tax asset valuation allowance	$(288)	$803
Income tax (expense) benefit related to the pro forma adjustments	555	(95)
Pro forma adjustment	$267	$708

Interest income and expense adjustments reflect the use of cash and borrowings for payment of the purchase price and subsequent repayment of borrowings that are assumed to occur based on the cash flow of the combined companies.

Estimated interest expense from the line of credit used to fund the purchase price assumes a weighted average interest rate of 7.1% and 7.0% for the thirty-nine weeks ended September 30, 2007 and the fiscal year ended December 30, 2006, respectively.  The weighted average interest rate was based on LIBOR and prime base loans and their corresponding interest rate spread in effect for the respective periods.

Adjustment reflects the estimated income taxes that would have been recorded for the pro forma adjustments using an estimated statutory tax rate of 39%.

Exhibit Index

Exhibit Number	Exhibit Name
23.1	Consent of PricewaterhouseCoopers LLP, filed as Exhibit 23.1 attached hereto.
99.1	Audited Consolidated Financial Statements of IntelliMark Holdings, Inc. for the years ended December 30, 2006 and December 31, 2005.
99.2	Unaudited Condensed Consolidated Financial Statements of IntelliMark Holdings, Inc. for the nine-month interim period ended September 29, 2007 and September 30, 2006.